SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:
[X] Preliminary Information Statement
[   ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))
[   ] Definitive Information Statement Definitive Information Statement

XRAYMEDIA, Inc.

(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction: 0

(5) Total fee paid: 0

[  ] Fee paid previously with Preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration filing.

(1) Amount Previously Paid: _________
(2) Form, Schedule or Registration Statement No._____
(3) Filing Party:__________________
Date Filed: December 21, 2004

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XRAYMEDIA.Inc.
Suite 1560-555 West Hastings Street
Vancouver BC Canada V6B 4N6 Vancouver BC Canada V6B 4N6
(888) 777-0658

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD January ___, 2005

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of XRAYMEDIA Inc., a Minnesota Company ("Company"), will be held in the Bentall Room, 11 th floor (Bentall Two Tower), 555 Burrard Street Vancouver BC Canada on January ___ , 2005 at 10:30 a.m. local time, to consider and act upon:

1.	The Directors’ proposal to amend the Company’s Articles of Incorporation to increase the authorized capital of the Company from 250 million shares of Common Stock, par value $.001, to 750 million shares of Common Stock, par value $.001. The Company has issued nearly all of its current authorized limit of 250 million shares and, in order to continue its growth plans, the Company needs to increase its authorized share amount.

2.	The Directors’ proposal to amend the Company’s Articles of Incorporation to increase the authorized capital of the Company from 1,000,000 shares of Preferred Stock to 11,000,000 shares of Preferred Stock, par value $.001, consisting of three (3) separate classes of Preferred Stock, which may have such other rights and preferences that may be established by the Board of Directors:

a.	5,000,000 shares of Preferred Stock Series A, par value $.001, convertible at a conversion rate of 1 share of Preferred Stock Series A for 100 share of Common Stock, with all voting rights converted at the same rate. The 1,000,000 issued and outstanding preferred shares will be designated as Preferred Stock Series Class A

b.	1,000,000 shares of Preferred Stock Series B, par value $.001, convertible at a conversion rate of 1 share of Preferred Stock Series B for 1 share of Common Stock, with all voting rights converted at the same rate.

c.	5,000,000 shares of Preferred Stock Series C, par value $.001, convertible at a conversion rate of 1 share of Preferred Stock Series C for 1 share of Common Stock, with all voting rights converted at the same rate.

The Company has issued its entire authorized limit of 1 million preferred shares and, in order to continue its growth plans, the Company needs to increase its authorized preferred share amount.

3.	To consider such other matters as may be raised at the meeting.

Shareholders of record at the close of business on December 22, 2004 are entitled to notice of, and to vote at this Special Meeting. You are cordially invited to attend. However, this notice is sent to you as a courtesy by management. Proxies are not being solicited as the present management has sufficient votes to approve the above proposals. The approximate date on which this information statement is being mailed to security holders is January __, 2005.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.
By Order of the Board of Directors,

/s/ Raymond C. Dabney
Raymond C. Dabney - President
Vancouver, British Columbia
December 21, 2004

INFORMATION STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS TO BE
HELD ON January ___, 2005

XRAYMEDIA. Inc. (the "Company") to be held on January ___ , 2005 at 10:30 a.m. (local time) in the Bentall Room, 11 th floor (Bentall Two Tower), 555 Burrard Street Vancouver BC Canada.

Special Meeting of the Shareholders

This Information Statement is furnished in connection with the Special Meeting of Shareholders of XRAYMEDIA. Inc. the "Company") to be held on January ___ , 2005 at 10:30 a.m. (local time) in the Bentall Room, 11 th floor (Bentall Two Tower), 555 Burrard Street Vancouver BC Canada, or at any adjournment or postponement of this Meeting, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders. This Information Statement is being sent to shareholders of record of December 22, 2004. The mailing address of the Company's business offices is Suite 1560-555 West Hastings Street Vancouver BC Canada V6B 4N6.

Shareholders Entitled To Vote

Only shareholders of record of the Company's Common Stock at the close of business on December 22, 2004 are entitled to vote at the meeting or any adjournment thereof. On that date, 237,435,500 shares of Common Stock of the Company (the "Common Stock") were issued and outstanding. Each shareholder is entitled to one vote for each share held of record on the record date. The holders of a majority of the total shares of common stock outstanding at the record date present at the Meeting will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Shares can be voted at the Special Meeting if the holder is present. A complete list of shareholders entitled to vote at the Special Meeting will be open to examination by any shareholder during the meeting.

Voting at the Special Meeting

The passing of the proposals will require the affirmative vote of a two-thirds majority of the shares of Common Stock represented and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not be counted as votes cast in connection with determining these and will have no effect on the outcome of such votes.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

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No person who has been a director or officer of the registrant at any time since the beginning of the last fiscal year, nor any associate of the foregoing persons, who has been a director or officer of the registrant at any time since the beginning of the last fiscal year, nor any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the meeting.

No director of the registrant has informed the registrant in writing that he intends to oppose any action to be taken by the registrant at the meeting.

Proposals by Security Holders. There are no proposals by any security holders.

MATTERS TO COME BEFORE THE MEETING

INCREASED AUTHORIZED SHARE STRUCTURE OF THE COMPANY'S STOCK

The Directors’ have proposed an amendment the Company’s Articles of Incorporation to increase the authorized capital of the Company from 250 million shares of Common Stock, par value $.001, to 750 million shares of Common Stock, par value $.001. The Company has issued nearly all of its current authorized limit of 250 million shares and, in order to continue its growth plans, the Company needs to increase its authorized share amount.

The Directors’ proposal to amend the Company’s Articles of Incorporation to increase the authorized capital of the Company from 1,000,000 shares of Preferred Stock to 11,000,000 shares of Preferred Stock, par value $.001, consisting of three (3) separate classes of Preferred Stock, which may have such other rights and preferences that may be established by the Board of Directors:

a.	5,000,000 shares of Preferred Stock Series A, par value $.001, convertible at a conversion rate of 1 share of Preferred Stock Series A for 100 share of Common Stock, with all voting rights converted at the same rate. The 1,000,000 issued and outstanding preferred shares will be designated as Preferred Stock Series Class A

b.	1,000,000 shares of Preferred Stock Series B, par value $.001, convertible at a conversion rate of 1 share of Preferred Stock Series B for 1 share of Common Stock, with all voting rights converted at the same rate.

c.	5,000,000 shares of Preferred Stock Series C, par value $.001, convertible at a conversion rate of 1 share of Preferred Stock Series C for 1 share of Common Stock, with all voting rights converted at the same rate.

The Company has issued its entire authorized limit of 1 million preferred shares and, in order to continue its growth plans, the Company needs to increase its authorized preferred share amount.

The proposed amendment is as follows:

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ARTICLE IV.

To amend Article IV of the Articles of Incorporation to read as follows:

The Company’s total authorized capital shall consist of:

1.	750,000,000 shares of Common Stock, par value $.001 with a quarterly dividend payment of 10% of the profits from each of the two media funds.

2.	11,000,000 shares of Preferred Stock, par value $.001, consisting of three (3) separate classes of Preferred Stock, which may have such other rights and preferences that may be established by the Board of Directors:

a.	5,000,000 shares of Preferred Stock Series A, par value $.001, convertible at a conversion rate of 1 share of Preferred Stock Series A for 100 share of Common Stock, with all voting rights converted at the same rate. As well as a quarterly dividend payment of 10% of the profits from each of the two media funds converted at the same rate.

b.	1,000,000 shares of Preferred Stock Series B, par value $.001, convertible at a conversion rate of 1 share of Preferred Stock Series B for 1 share of Common Stock, with all voting rights converted at the same rate. A quarterly dividend payment of 50% of the profits from the media fund created for this share class.

c.	5,000,000 shares of Preferred Stock Series C, par value $.001, convertible at a conversion rate of 1 share of Preferred Stock Series C for 1 share of Common Stock, with all voting rights converted at the same rate. A quarterly dividend payment of 50% of the profits from the media fund created for this share class.

The Company has issued nearly all of its authorized shares of Common Stock and requires additional authorized Common Stock to continue its anticipated business expansion and growth. The Directors believe that the creation of new classes of shares of Preferred Stock, will give the Company some versatility to attract new and additional management personnel and anticipated future investment. The effect will be to create the potential for further issuance of stock, with the resulting dilution of ownership by all existing stockholders.

OTHER MATTERS

To consider such other matters as may be raised at the meeting.

By Order of the Board of Directors,
/s/ Raymond C. Dabney
Raymond C. Dabney - President
Vancouver, British Columbia
January__, 2005

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